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                                                                    EXHIBIT 99.1


                                  CERTIFICATION

     Pursuant to the requirement set forth in Section 906 of the Corporate Fraud Accountability Act of 2002, Stephen S. Schwartz hereby certifies to the best of his knowledge as follows:

     - He is the duly appointed Chief Executive Officer, of Asyst Technologies, Inc., a California corporation (the "Company").

     - The Company's Quarterly Report on Form 10-Q for the period ended December 31, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 11th day of February, 2003.

                                              /s/ Stephen S. Schwartz
                                   ---------------------------------------------
                                   STEPHEN S. SCHWARTZ,  CHIEF EXECUTIVE OFFICER